UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

Commission File No. 333-136643

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ONE HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

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Florida	59-3656663
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

8525 NW 53rd Terr., Suite C101, Doral, FL 33166

(Address of principal executive offices)

877-544-2288

(Issuer telephone number)

Contracted Services, Inc., 318 Holiday Drive, Hallandale Beach, FL, 33009

 (Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02:

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 11, 2009, Cris Neely was appointed as Company Chief Financial Officer and director.

Set forth below is certain biographical information regarding the New Chief Financial Officer and Director:

Mr. Neely has an extensive career in financial management for both medium and large cap companies. Mr. Neely comes to ONE Holdings from TelePlus World, Corp., a publicly traded telecommunications company, where he has been CFO since 2006.  From 1999-2005, Mr. Neely was the CFO of Siemens Enterprise Networks, a telecommunications equipment and services provider, located in Boca Raton, Florida. Mr. Neely also held various other executive positions with Siemens Enterprise Networks, including Senior Vice President Business Transformation, Director Internal Audit, and Director of Finance for Wireless Terminals and Area Financial Manager. In addition, Mr. Neely has held management positions with ROLM, IBM, and Cisco during his career. Mr. Neely holds a Bachelor of BA – Finance degree from the University of Texas at Arlington and an MBA from Amberton University.

SECTION 8 – Other Events

Item 8.01:

Other Items

Effective August 13, 2009, the Company changed its registered address now located at 8525 NW 53rd Terr., Suite C101, Doral, FL 33166.

Company’s trading symbol also changed effective August 13, 2009 from CSEV to ONEZ to reflect the Company’s name change effective as of June 8, 2009 from Contracted Services, Inc. to ONE Holdings, Corp.

EXHIBITS:

NA

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp.

By:	/s/ Marius Silvasan
Marius Silvasan Director and Interim President

Date:  August 13, 2009